UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2012

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On February 3, 2012, Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), filed a request with the Missouri Public Service Commission (“MoPSC”) seeking approval to increase its annual revenues for electric service by approximately $376 million. This increase request is based primarily on infrastructure investments to serve Ameren Missouri’s customers as well as energy efficiency investments that were proposed as part of the Missouri Energy Efficiency Investment Act (“MEEIA”). Approximately $85 million of the request relates to investments to improve the reliability of Ameren Missouri’s infrastructure and to comply with environmental and renewable energy regulations, including the requested return on such investments, and approximately $81 million of the request relates to recovery of the costs associated with energy efficiency programs under the MEEIA, including energy efficiency investments of approximately $145 million over three years. The increase request also includes approximately $31 million relating to lower customer billing units, $24 million relating to pension and employee benefit costs, $24 million relating to amortization of regulatory assets and $28 million relating to other cost increases. Finally, approximately $103 million of the request relates to an increase in net fuel costs above the net fuel costs included in base rates previously authorized by the MoPSC in its July 2011 electric rate order, 95% of which, absent initiation of this general rate proceeding, would have been reflected in rate adjustments implemented under Ameren Missouri’s existing fuel and purchased power cost recovery mechanism (“FAC”). The electric rate increase request is based on a 10.75% return on equity, a capital structure composed of 52% equity, an aggregate electric rate base for Ameren Missouri of $6.8 billion, and a test year ended September 30, 2011, with certain pro-forma adjustments expected through the anticipated true-up date of July 31, 2012.

As a part of its filing, Ameren Missouri also requested that the MoPSC approve the implementation of a storm cost tracking mechanism, as well as “plant-in-service” accounting treatment. The storm cost tracking mechanism would allow Ameren Missouri to record a regulatory asset or liability, as applicable, reflecting the difference between a base level of major storm restoration costs used to set rates in the current rate case and actual storm restoration costs, and to request recovery of such regulatory asset or liability in Ameren Missouri’s next rate case for amortization over a three-year period. The plant-in-service accounting treatment would permit Ameren Missouri to recover a return and to defer depreciation expense on assets placed in service but not yet reflected in customer rates. Ameren Missouri also requested continued use of the FAC and the regulatory tracking mechanisms for vegetation management/infrastructure inspection costs, pension and postretirement benefits and uncertain income tax positions that the MoPSC previously authorized in earlier electric rate orders. The FAC allows Ameren Missouri to periodically adjust electric rates outside of general rate proceedings to reflect 95% of changes in prudently incurred fuel (coal, coal transportation, natural gas for generation and nuclear) and purchased power costs, net of off-system revenues, including Midwest Independent Transmission System Operator, Inc. costs and revenues, above or below the amount set in base rates.

The MoPSC proceeding relating to the proposed electric service rate changes will take place over a period of up to 11 months and a decision by the MoPSC in such proceeding is expected in December 2012. Ameren Missouri cannot predict the level of any electric service rate change the MoPSC may approve, when any rate change may go into effect or whether any rate increase that may eventually be approved will be sufficient for Ameren Missouri to recover its costs and earn a reasonable return on its investments when the increase goes into effect.

Forward-Looking Statements

Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren Corporation’s and Ameren Missouri’s Form 10-K for the year ended December 31, 2010 and elsewhere in this report and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•

regulatory, judicial, or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the outcome of the Ameren Missouri electric rate case filed in 2012; the court appeals related to Ameren Missouri’s 2010 and 2011 electric rate orders and Ameren Missouri’s FAC review; and future regulatory, judicial, or legislative actions that seek to change regulatory recovery mechanisms;

•	changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers, including Ameren Missouri;

•	increasing capital expenditure and operating expense requirements and our ability to recover these costs through our regulatory frameworks;

•	the effects of our and other members’ participation in, or potential withdrawal from, the Midwest Independent Transmission System Operator, Inc. (“MISO”), and the effects of new members joining MISO;

•

the cost and availability of fuel such as coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•	the level and volatility of future prices for power in the Midwest;

•	the development of a capacity market within MISO;

•	business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products;

•

disruptions of the capital markets or other events that make Ameren Corporation’s or Ameren Missouri’s access to necessary capital, including short-term credit and liquidity, impossible, more difficult, or more costly;

•	our assessment of our liquidity;

•	the impact of weather conditions and other natural phenomena on us and our customers;

•	the impact of system outages;

•	generation, transmission, and distribution asset construction, installation, performance, and cost recovery;

•	impairments of long-lived assets, intangible assets, or goodwill;

•

operation of Ameren Missouri’s Callaway energy center, including planned and unplanned outages, decommissioning costs and potential increased costs as a result of nuclear-related developments in Japan in 2011;

•

the impact of current environmental regulations on utilities and power generating companies and the expectation that new or more stringent requirements, including those related to greenhouse gases, other emissions, and energy efficiency, will be enacted over time, which could limit or terminate the operation of certain of our generating units, increase our costs, result in an impairment of our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy portfolio requirements in Missouri;

•	labor disputes, work force reductions, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•	the cost and availability of transmission capacity for the energy generated by the Ameren companies’ energy centers or required to satisfy energy sales made by the Ameren companies;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

This combined Form 8-K is being filed separately by Ameren Corporation and Union Electric Company (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION (Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

UNION ELECTRIC COMPANY (Registrant)

/s/ Warner L. Baxter
Warner L. Baxter
Chairman, President and Chief Executive Officer

Date: February 3, 2012